UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

HOST MARRIOTT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	7011	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Host Marriott Corporation is filing as Exhibit 99.1 (which is incorporated by reference herein) a discussion identifying important factors that could adversely affect Host Marriott’s cash flows, financial condition, results of operations and/or its ability to make distributions to its stockholders. These risk factors contained in Exhibit 99.1 replace and supersede prior risk factors filed by Host Marriott to the extent they are inconsistent with those risk factors.

Host Marriott also is filing as Exhibit 99.2 (which is incorporated by reference herein) a description of the material U.S. federal income tax considerations relating to the taxation of Host Marriott as a real estate investment trust for federal income tax purposes and the purchase, ownership and disposition of Host Marriott stock. This description contained in Exhibit 99.2 replaces and supersedes prior descriptions of the federal income tax treatment of Host Marriott and its stockholders to the extent that they are inconsistent with the description contained in this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Host Marriott Risk Factors

99.2	Material Federal Income Tax Considerations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT CORPORATION

Date: December 9, 2005	By:	/s/ Larry K. Harvey
Larry K. Harvey
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Host Marriott Risk Factors

99.2	Material Federal Income Tax Considerations